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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115505, 333-81340, 333-51556, 333-38886 and
333-25021) and Form S-3 (Nos. 333-109720, 333-108963, 333-101560, 333-108989,
333-108964, 333-107579 333-92675 and 333-81399) of Aastrom Biosciences, Inc. (a
development stage company) of our report dated August 6, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 10, 2004